UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2016

LAMAR ADVERTISING COMPANY

LAMAR MEDIA CORP.

(Exact name of registrants as specified in its charter)

Delaware Delaware	1-36756 1-12407	72-1449411 72-1205791
(States or other jurisdictions of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

5321 Corporate Boulevard, Baton Rouge, Louisiana 70808

(Address of principal executive offices and zip code)

(225) 926-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Term A-1 Loans

On January 7, 2016, Lamar Media Corp. (“Lamar Media”), a wholly owned subsidiary of Lamar Advertising Company (“Lamar Advertising” or the “Company”), entered into Incremental Amendment No. 1 (the “Incremental Amendment”) to the Second Amended and Restated Credit Agreement, dated as of February 3, 2014 (as amended, supplemented and modified from time to time, the “Credit Agreement”) with Lamar Advertising, certain of Lamar Media’s subsidiaries as Guarantors, JPMorgan Chase Bank, N.A. as Administrative Agent and the Lenders party thereto. The Incremental Amendment establishes $300 million of Term A-1 Loans (the “Term A-1 Loans”) as a new class of incremental term loans. Lamar Media borrowed all $300 million in Term A-1 Loans on January 7, 2016.

The Term A-1 Loans mature on February 2, 2019 (or if such day is not a Business Day, the next preceding Business Day) and will begin amortizing on March 31, 2016 in quarterly installments paid on such date and on each September 30, December 31, March 31 and June 30 thereafter, as follows:

Principal Payment Date	Principal Amount

March 31, 2016	$3,750,000

June 30, 2016 – March 31, 2017	$5,625,000

June 30, 2017 – December 31, 2018	$11,250,000

Term A-1 Loan Maturity Date	$195,000,000

The Term A-1 Loans shall bear interest at rates based on the Adjusted LIBO Rate (“Eurodollar Term A-1 Loans”) or the Adjusted Base Rate (“Base Rate Term A-1 Loans”), at Lamar Media’s option. Eurodollar Term A-1 Loans shall bear interest at a rate per annum equal to the Adjusted LIBO Rate plus 2.00% (or the Adjusted LIBO Rate plus 1.75% at any time the Total Debt Ratio is less than or equal to 3.00 to 1). Base Rate Term A-1 Loans shall bear interest at a rate per annum equal to the Adjusted Base Rate plus 1.00% (or the Adjusted Base Rate plus 0.75% at any time the Total Debt Ratio is less than or equal to 3.00 to 1). The interest rate margins on the Term A-1 Loans are subject to adjustment following the 45th day after the date of the Incremental Amendment. The guarantees, covenants, events of default and other terms of the Credit Agreement apply to the Term A-1 Loans.

The foregoing description of the Incremental Amendment, is qualified in its entirety by reference to the complete text of the Incremental Amendment which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Equity Purchase Agreements

On January 7, 2016 Lamar Media entered into (i) an Equity Purchase Agreement among CCOI Holdco Parent I, LLC (“Seller I”), CCOI Holdco Sub I, LLC (“Company I”), and Lamar Media (the “Equity Purchase Agreement I”) and (ii) an Equity Purchase Agreement among CCOI Holdco Parent II, LLC (“Seller II”), CCOI Holdco Sub II, LLC (“Company II”), and Lamar Media (the “Equity Purchase Agreement II”, and together with the Equity Purchase Agreement I, the “Equity Purchase Agreements”). Under the Equity Purchase Agreements, Lamar acquired certain assets of Clear Channel Outdoor Holdings, Inc. in five U.S. markets for a combined purchase price of $458.5 million (the “Acquisition”). The purchase price was funded by a combination of the Term A-1 Loan proceeds and $160.0 million in borrowings under the revolving portion of the Credit Agreement (the “Acquisition Funding”).

The Equity Purchase Agreements include customary representations, warranties and covenants of the parties.

The foregoing description of the material terms of the Equity Purchase Agreements is qualified in its entirety by reference to the Equity Purchase Agreements, copies of which are attached as Exhibits 2.1 and 2.2 to this report and incorporated herein by reference. The Equity Purchase Agreements have been filed to provide information to investors regarding their terms. They are not intended to provide any other factual information about the parties, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Acquisition. The Equity Purchase Agreements and this summary should not be relied upon as disclosure about the parties.

Item 2.02.	Results of Operations and Financial Condition.

Lamar Advertising Company held a conference call on January 7, 2016 to discuss the Acquisition. During that call, the Company disclosed it had total debt of approximately $1.919 billion, including $510 million of senior notes and $374 million outstanding under the Credit Agreement as of December 31, 2015.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please refer to the discussion under Item 1.01 above, which is incorporated under this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Equity Purchase Agreement dated January 7, 2016 by and among CCOI Holdco Parent I, LLC, CCOI Holdco Sub I, LLC, and Lamar Media Corp.*

2.2	Equity Purchase Agreement dated January 7, 2016 by and among CCOI Holdco Parent II, LLC, CCOI Holdco Sub II, LLC, and Lamar Media Corp.*

10.1	Incremental Amendment No. 1 dated January 7, 2016 to the Second Amended and Restated Credit Agreement, dated as of February 3, 2014, as amended by and among Lamar Media Corp., Lamar Advertising Company, the Subsidiary Guarantors named therein, the Lenders named therein, and JPMorgan Chase Bank, N.A., as Administrative Agent.

*	The schedules to the Equity Purchase Agreements have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the SEC upon its request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2016	LAMAR ADVERTISING COMPANY

	By:	/s/ Keith A. Istre
Keith A. Istre Treasurer and Chief Financial Officer

Date: January 13, 2016	LAMAR MEDIA CORP.

	By:	/s/ Keith A. Istre
Keith A. Istre Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Equity Purchase Agreement dated January 7, 2016 by and among CCOI Holdco Parent I, LLC, CCOI Holdco Sub I, LLC, and Lamar Media Corp.*

2.2	Equity Purchase Agreement dated January 7, 2016 by and among CCOI Holdco Parent II, LLC, CCOI Holdco Sub II, LLC, and Lamar Media Corp.*

10.1	Incremental Amendment No. 1 dated January 7, 2016 to the Second Amended and Restated Credit Agreement, dated as of February 3, 2014, as amended by and among Lamar Media Corp., Lamar Advertising Company, the Subsidiary Guarantors named therein, the Lenders named therein, and JPMorgan Chase Bank, N.A., as Administrative Agent.

*	The schedules to the Equity Purchase Agreements have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the SEC upon its request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.